UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Home Diagnostics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	22-2594392

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2400 NW 55th Ct.
Fort Lauderdale, Florida	33309

(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
333-133713

(Securities Act registration statement file number to which this form relates)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value per share	The Nasdaq Stock Market, Inc.
Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     The information contained in “Description of capital stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-133713), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby incorporated by reference.
ITEM 2. EXHIBITS
     The following exhibits are filed as part of this Registration Statement:
     1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
     2. Form of Amended and Restated Certificate of Incorporation of the Registrant (to be on file on the closing of the offering) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
     3. Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).
     4. Specimen Stock Certificate for the common stock, par value $0.01 per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOME DIAGNOSTICS, INC. (Registrant)
Date: September 18, 2006	By:	/s/ J. Richard Damon, Jr.
		Name:	J. Richard Damon, Jr.
		Title:	President and Chief Executive Officer

EXHIBITS

Exhibit Number	Description of Document

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

2.
Form of Amended and Restated Certificate of Incorporation of the Registrant (to be on file on the closing of the offering) (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

3.	Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.	Specimen Stock Certificate for the common stock, par value $0.01 per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Form S-1 Registration Statement).

4